As Filed with the Securities and Exchange Commission on February 1, 2008
Registration No. 333-148975
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BLACKBOARD INC.
(Exact name of registrant as specified in its charter)

Delaware	52-2081178

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1899 L Street, N.W.
Washington, DC 20036
(202) 463-4860
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Michael Chasen
Chief Executive Officer
Blackboard Inc.
1899 L Street, N.W.
Washington, DC 20036
(202) 463-4860
(Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

Copies to:
Avinash Ganatra
Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, NY 10019
(212) 259-7540

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 (“Amendment No. 1”) relates to the Automatic Shelf Registration Statement on Form S-3 of Blackboard Inc. (333-148975) (“Blackboard”), which was filed with the Securities and Exchange Commission (the “SEC”) on January 31, 2008 (the “Registration Statement”). This Amendment No. 1 is being filed solely for the purpose of filing Exhibit 5.1 hereto that replaces and supersedes in its entirety Exhibit 5.1 to the Registration Statement.
Except as described above, no other changes have been made to the Registration Statement or the Prospectus contained therein and this Amendment No. 1 does not otherwise attempt to update or amend the information set forth in the Registration Statement or the Prospectus contained therein. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the SEC.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Washington, DC on February 1, 2008.

BLACKBOARD INC
By:	/s/ Michael J. Beach
	Name:	Michael J. Beach
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No.1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael L. Chasen* Michael L. Chasen	Chief Executive Officer, President and Director (Principal Executive Officer)	February 1, 2008

/s/ Michael J. Beach Michael J. Beach	Chief Financial Officer (Principal Financial Officer)	February 1, 2008

/s/ Jonathan R. Walsh* Jonathan R. Walsh	Vice President, Finance and Accounting (Principal Accounting Officer)	February 1, 2008

/s/ Matthew Pittinsky*	Chairman of the Board of Directors	February 1, 2008
Matthew Pittinsky

/s/ Joseph L. Cowan*	Director	February 1, 2008
Joseph L. Cowan

/s/ Frank R. Gatti*	Director	February 1, 2008
Frank R. Gatti

/s/ Thomas Kalinske*	Director	February 1, 2008
Thomas Kalinske

/s/ Beth Kaplan*	Director	February 1, 2008
Beth Kaplan

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Signature	Title	Date

/s/ E. Rogers Novak, Jr.*	Director	February 1, 2008
E. Rogers Novak, Jr.

/s/ William Raduchel*	Director	February 1, 2008
William Raduchel
*	By: /s/ Michael J. Beach
Name: Michael J. Beach Title: Attorney in Fact

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EXHIBIT INDEX

Exhibit
Number	Description
5.1	Opinion of Dewey & LeBoeuf LLP (filed herewith)
23.1	Consent of Dewey & LeBoeuf LLP (included in its opinion filed as Exhibit 5.1)

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